As filed with the Securities and Exchange Commission on September 6, 2016

Registration No. 333-192441

Registration No. 333-202678

Registration No. 333-206163

Registration No. 333-209724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192441

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202678

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206163

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209724

UNDER

THE SECURITIES ACT OF 1933

RELYPSA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0893742
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 Cardinal Way

Redwood City, California 94063

(650) 421-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amended and Restated 2007 Equity Incentive Plan, as amended

2013 Equity Incentive Award Plan

2013 Employee Stock Purchase Plan

2014 Employment Commencement Incentive Plan

(Full title of the plans)

Oliver Kronenberg

Group General Counsel

Galenica AG

Untermattweg 8-P.O. Box

CH-3027 Bern, Switzerland

+41.58.852.81.11

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Andrew Levine

Jeffrey Symons

Jones Day

250 Vesey Street

New York, New York 10281

(212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

These Post-Effective Amendments are being filed to deregister all unsold securities of Relypsa, Inc., a Delaware corporation (“Relypsa” or “Registrant”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-192441 on Form S-8 filed with the SEC on November 20, 2013.

•	Registration Statement No. 333-202678 on Form S-8 filed with the SEC on March 12, 2015.

•	Registration Statement No. 333-206163 on Form S-8 filed with the SEC on August 6, 2015.

•	Registration Statement No. 333-209724 on Form S-8 filed with the SEC on February 25, 2016.

On September 1, 2016, pursuant to an Agreement and Plan of Merger dated as of July 20, 2016, among Relypsa, Vifor Pharma USA Inc., a Delaware corporation (“Merger Sub”), and an indirect wholly owned subsidiary of Galenica AG, a public limited company existing under the laws of Switzerland (“Parent”), Relypsa merged with and into Merger Sub (the “Merger”), with Relypsa continuing as surviving corporation and an indirect wholly owned subsidiary of Parent.

In connection with the Merger, Relypsa has terminated all offerings of Relypsa’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, Relypsa is filing this post-effective amendment to the Registration Statements to deregister all of such securities of Relypsa registered but unsold as of the effective time of the Merger under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Redwood City, California, on this 6th day of September, 2016.

RELYPSA, INC.

By:	/s/ Oliver P. Kronenberg
Name:	Oliver P. Kronenberg
Title:	Executive Vice President